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                                                                   EXHIBIT 10.11
                                SECOND AMENDMENT
                                       TO
                                 ALLERGAN, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 2003)


        The ALLERGAN, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the "Plan") is hereby amended as follows:

I.      Section 2.17 of the Plan is amended as follows:

                        2.17 Eligible Employee. "Eligible Employee" means an
                employee of the Company who is a U.S. local or U.S. based expatriate that is either exempt grade 8E and above or is employed in another executive or management position as approved by the Committee. An employee shall be treated as an Eligible Employee only upon selection and notification in writing of such executive or management status by the Committee. An employee shall not be an Eligible Employee if (i) he or she is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company, (ii) he or she performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization, (iii) he or she is an employee of Inamed Corporation and any of its subsidiaries (or any subsidiary of the Sponsor that is designated by the Sponsor as a successor thereto) on or after the "Effective Time" as defined in the Agreement and Plan of Merger dated as of December 20, 2005 by and among Allergan, Inc., Banner Acquisition, Inc., and Inamed Corporation, or (iv) he or she is classified as "Inamed-benefited" by the Company as determined from its payroll records. An employee shall cease to be an Eligible Employee if he or she is reclassified (i) below exempt grade 8E (unless employed in another executive or management position as approved by the Committee), (ii) as "Inamed-benefited," (iii) as an independent contractor, or (iv) as a leased employee by the Company, except that, upon reclassification below exempt grade 8E or as "Inamed-benefited," any Deferral Election which has been made (and deferrals having commenced) may be completed.

II. This Second Amendment shall be effective as of the "Effective Time" as defined in the Agreement and Plan of Merger dated as of December 20, 2005 by and among Allergan, Inc., Banner Acquisition, Inc., and Inamed Corporation.

        IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Second Amendment to the Allergan, Inc. Executive Deferred Compensation Plan on this 6th day of March, 2006.

ALLERGAN, INC.



BY:      /s/ Roy J. Wilson
        ---------------------
        Roy J. Wilson
        Executive Vice President